BellaVista
                                   ----------
                                    Capital





                           Annual Shareholder Meeting

                               February 25, 2009

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


                                 Meeting Agenda


        I. Formal Meeting

                A. Call to Order

                B. Verification of Quorum

                C. Election Results

                D. Adjournment

        II. Shareholder Presentation

                A. BellaVista Team

                B. Residential Real Estate Market

                C. 2008 at BellaVista Capital

                D. 2008 Financial Review

                E. 2009 Outlook

                F. Shareholder Liquidity Program

                G. Q & A



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

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                           Forward-Looking Statements

This presentation contains forward-looking statements. These include statements regarding the Company's future financial results, operating results, business strategies, projected costs and capital expenditures, investment portfolio, competitive positions, and plans and objectives of management for future operations. Forward-looking statements may be identified by the use of words such as "may," "will," "should," "expect," "plan," anticipate," "believe,"
"estimate," "predict," "intend," "seek," "target" and "continue," or the negative of these terms, and include the assumptions that underlie such statements. The Company's actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties. All forward-looking statements in this presentation are based on information available to the Company as of the date hereof and the Company assumes no obligation to update any such statements.



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

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                              The BellaVista Team


          Name                          Position
          ---------------------         -----------------------------------

          William Offenberg             Chairman & CEO

          Jeffrey Black                 Director & CFO

          Patricia Wolf                 Director & Secretary

          Robert Puette                 Director





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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                               Real Estate Market



        > Irresponsible mortgage lending and lack of liquidity in the credit markets were the major causes in the collapse of the housing market

        > The collapse of Wall Street's investment banking industry further exacerbated an already extremely weak market.

        > A "perfect storm" continues

                o Sale prices continue to erode

                o Sales velocity remains very slow

                o Inventories remain very high, both from normal "For Sale" as well as a record number of foreclosures.

        > Qualified buyers continue to be in a holding pattern awaiting further price decreases and better interest rates.

        > Significant obstacles to recovery remain

                o Lack of Liquidity

                o Historically very high inventories

                o Significant number of foreclosures - to date and yet to come




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                           2008 at BellaVista Capital



        > Created individual strategy for each REO property

        > Assumed control of three "For Sale" projects and converted them to Rental Properties

        > Maintained a modest portion of portfolio in monthly-paying deeds of trust to provide some of the cash flow needed for operations

        > Prevailed in the one remaining shareholder lawsuit.

        > Board of Directors continued to meet monthly

                o Review all of investments

                o Provide management direction and oversight




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                           2008 at BellaVista Capital



        > Completed restructuring plan

                o Closed Palo Alto office

                o Eliminated all Bella Vista employees

                o Outsourced loan servicing and asset management to
                  Cupertino Capital at a cost of less than 1% of NRV

                o Established an office at Cupertino Capital as part of
                  our outsourcing agreement

                o Director Jeff Black assumed the added role of Chief
                  Financial Officer

                o Chairman of the Board Bill Offenberg assumed the
                  added role of Chief Executive Officer





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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                            2008 Portfolio Activity



        > Achieved the returns we had projected for two projects (Redwood City & Tahoe)

        > Completed Cummings Park (East Palo Alto)

                o Sold the residential condominiums via an auction

                o Holding the last 2 retail condominiums to lease and
                  appreciation

        > Recaptured 65% of original investment in Livermore Village via a sale to City of Livermore.

        > Completed and converted 3 "For Sale" projects to Rental

        > Substantially completed the funding and construction of all remaining investments




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                     NRV Revenues - Performing Investments


                                        Year Ended         Year Ended
                                          Dec-07             Dec-08
--------------------------------------- ------------------ ------------------
First Trust Deeds                       $  2,611            $     889
--------------------------------------- ------------------ ------------------
Subordinated Debt                       $  2,116            $       0
--------------------------------------- ------------------ ------------------
JV Investments                          $    350            $   2,488
--------------------------------------- ------------------ ------------------
Direct Investments                           n/a            $    (368)
--------------------------------------- ------------------ ------------------
Rental, Interest & Other Income              n/a            $     389
--------------------------------------- ------------------ ------------------
Total                                   $  5,077            $   3,398
--------------------------------------- ------------------ ------------------
--------------------------------------- --------------------- ------------------
Per weighted average share              $   0.36            $    0.29
--------------------------------------- ------------------ ------------------
In thousands except per share amounts






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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                               Impairments to NRV
                         JV & Subordinated Investments



        > Components of a typical investment

                1. A traditional large development & construction loan from a bank as a first mortgage

                2. A smaller investment or loan from BVC (10 - 20% of the first loan) behind the construction loan in priority

        > JV and Subordinated investments can provide a higher return than a first deed of trust loan but have more risk.

        > Most of these investments were made in 2005 and 2006, 18 to 36 months prior to the market collapse.

        > As the market and prices collapsed

                o Loan-to-value covenants of construction loans were tripped

                o Banks demanded additional equity be added or banks would foreclose

                o BVC faced with decision to either add more cash or be
                  foreclosed out.




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                2008 Impairments


------------------- --------------------- --------------------------- ----------
Property             Location             Type                        Write Down
------------------- --------------------- --------------------------- ----------
------------------- --------------------- --------------------------- ----------
Green Hills          San Diego            Single Family Project       100%
------------------- --------------------- --------------------------- ----------
Ballantyne           San Diego            Single Family Project       100%
------------------- --------------------- --------------------------- ----------
Hollister Avenue     Santa Barbara        Rental & For Sale           100%
------------------- --------------------- --------------------------- ----------
Harper Avenue        West Hollywood       Condominiums                100%
------------------- --------------------- --------------------------- ----------
Brighton Avenue      Modesto              Converted to Rentals        Partial
------------------- --------------------- --------------------------- ----------
Gilmartin Road       Tiburon              Luxury Single Family        Partial
------------------- --------------------- --------------------------- ----------
Deeds of Trust       Mostly California    Various -Paid Monthly       < 10%
------------------- --------------------- --------------------------- ----------




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                               Impairments to NRV


                                        Year Ended         Year Ended
                                          Dec-07             Dec-08
--------------------------------------- ------------------ ------------------
First Trust Deeds                        $    -2,093        $     -365
--------------------------------------- ------------------ ------------------
Subordinated Debt                        $    -2,197        $        0
--------------------------------------- ------------------ ------------------
JV Investments - most originated         $   -11,550        $   -8,807
in 2005 & 2006, 18 to 36 months
prior to market implosion)
--------------------------------------- ------------------ ------------------
Direct Investments                       $         0        $    -8,419
--------------------------------------- ------------------ ------------------
Total                                    $   -15,840        $   -17,591
--------------------------------------- ------------------ ------------------
Per weighted average share               $     -1.13        $     -1.52
--------------------------------------- ------------------ ------------------
Affect to NRV In thousands except per share amounts




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                  NRV Summary


                                        Year Ended         Year Ended
                                          Dec-07             Dec-08
--------------------------------------- ------------------ ------------------
NRV Revenues - from Performing           $     0.36         $     0.29
Investments
--------------------------------------- ------------------ ------------------
Impairments                              $    -1.13         $    -1.52
--------------------------------------- ------------------ ------------------
Operating Expenses                       $    -0.13         $    -0.24
--------------------------------------- ------------------ ------------------
Share Repurchases                        $     0.23         $     0.30
--------------------------------------- ------------------ ------------------
Change in NRV                            $    -0.67         $    -1.17
--------------------------------------- ------------------ ------------------
Beginning NRV                            $     4.57         $     3.90
--------------------------------------- ------------------ ------------------
Ending NRV                               $     3.90         $     2.73
--------------------------------------- ------------------ ------------------
Weighted average NRV per share


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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                               Current Portfolio


--------------------- -------------------- -------------------- ----------------
Property              Location             Type                 Status
--------------------- -------------------- -------------------- ----------------
--------------------- -------------------- -------------------- ----------------
Brighton Avenue       Modesto              Condos               Rent & Hold
--------------------- -------------------- -------------------- ----------------
Polk Street           San Francisco        Condos               Rent & For Sale
--------------------- -------------------- -------------------- ----------------
Hollister Avenue **   Santa Barbara        Town Homes           Rent & For Sale
--------------------- -------------------- -------------------- ----------------
Cummings Park         East Palo Alto       Commercial           Rent & For Sale
--------------------- -------------------- -------------------- ----------------
Gilmartin Road        Tiburon              Luxury SFR           For Sale
--------------------- -------------------- -------------------- ----------------
Harper Avenue **      West Hollywood       Condos               For Sale
--------------------- -------------------- -------------------- ----------------
Broadway Avenue       Oakland              Mixed Use            For Sale
--------------------- -------------------- -------------------- ----------------
MacAurthur Blvd.      Oakland              Condos               For Sale
--------------------- -------------------- -------------------- ----------------
Deeds of Trust        Mostly California    Various              Paid Monthly
--------------------- -------------------- -------------------- ----------------

                ** Fully Impaired


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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                   2009 Focus
                            Working to Protect Value



        > Maximize value of existing investments

                o 2 - 4 years to manage and sell

                o Existing investments will require capital to fund
                  operations.

        > Prioritize use of capital:

                1. Fund operation of properties in portfolio to maximize
                   value

                2. Fund operation of the company

                3. Service and payoff debt

                4. Fund annual shareholder liquidity program - A Key Focus

        > Ensure needed liquidity:

                o Sell selected portfolio assets - A Key Focus

                o Manage borrowings as needed



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                         Shareholder Liquidity Program



        > Three years ago, under very different market conditions, our goal was to implement a shareholder liquidity program in 2009.

        > Provide liquidity in the form of stock repurchase

                o Deliver cash to shareholders in as tax efficient manner
                  as possible - as a sale of stock

        > Repurchase price would be NRV less a discount reflecting the then-current market and associated portfolio risks

        > Funded by a portion of income and liquid assets

                o Based on then-current portfolio and market conditions

                o Subject to sufficient excess capital being available



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                         Shareholder Liquidity Program



        > The program must be delayed until such time as the Company has sufficient liquidity.

                o Liquidity in excess of what is needed for operations
                  and debt service

        > Prioritized uses of capital:

                1. Fund operation of properties in portfolio to maximize
                   value

                2. Fund operation of the company

                3. Service and payoff debt

                4. Fund annual shareholder liquidity program


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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                    Question



        Major changes occurred this past year with BellaVista's management structure.

        While we realize the Board is responsible for oversight, would you please describe who is managing the day-to-day operations of the company and our investments?





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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                     Answer



        > Given the significant downturn in the real estate market, we transitioned our focus from lending to managing our existing investments.

        > The Board determined that a different skill set would be needed going forward.

        > In October 2007 Mr. Offenberg assumed a more operational role of Executive Chairman and was tasked with implementing the restructuring.

        > The BellaVista employees were transitioned out of the company in an orderly fashion during fiscal year 2008

        > In October 2008

                o Mr. Black became the CFO.

                o Mr. Offenberg became the CEO

        > Transitioned loan servicing and asset management to Cupertino Capital

                o The cost of this service is based on a fixed percentage of current NRV.

        > The Board remains very involved in all aspects of the company

        > The restructuring

                o Better meets the operational needs of the current market conditions

                o Provides significant operational savings and efficiencies.




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                    Question



                Who is Cupertino Capital?









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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                     Answer




        > Cupertino Capital has been a real estate lender and servicer of loans for 15 years

        > They currently service a loan pool of $128M with over 280 investors

        > Dan Shaw is the owner of the company and has been an advisor to BV since 2006

        > Cupertino Capital has extensive experience in private lending, property management, development, entitlements and foreclosure and loan work outs.

        > Cupertino Capital was retained by BV to service its loan portfolio in 2008

        > Cupertino Capital is paid a fee to manage the BV portfolio based on a fractional percentage of NRV



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                    Question




                Can the Board make a one- or two-year
                projection as it relates to share value?

                Do you anticipate taking more impairments on the existing investments?









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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                     Answer




        > We believe the current estimates of value are as reasonable as is possible given the complexity of estimating property values when there are so few transactions and buyers.

        > We will continue on a regular monthly basis to closely monitor the portfolio's properties and the local markets they are in.






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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                     Answer




        > The mortgage meltdown and real estate market collapse are the most significant challenge to the economy in eight decades.

        > Very difficult to make projections of value with any real certainty given

                o Continued highly constrained credit markets

                o Uncertainty related to real impact of the Feds and government stimulus programs.

        > Have and will continue to attempt to anticipate market changes and take appropriate actions including adjusting our portfolio valuation.

        > Anticipating the current liquidity and market conditions:

                o Restructured the company

                o Stopped making higher-risk equity investments and mezzanine loans at the end on 2006

                o Reduced operating cost by outsourcing loan servicing and asset management

                o Eliminated all full time employees and closed the Palo Alto office

                o Repositioned some properties from "For Sale" to either Rental or a combination of Rental and "For Sale"



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                    Question



                It was proposed in 2005 that the company be liquidated.

                Should we liquidate the company now?








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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                     Answer



        > As announced at last year's meeting, we are in the process of an orderly liquidation of the assets in the portfolio.

        > The market melt down that we have experienced over the last year has slowed our liquidation efforts but not changed our strategy

        > We have developed and implemented a strategy to maximize the value of each property in order to sell them in a timely manner

        > These strategies include:

                o Converting some projects to rentals

                o Placing short term financing on some assets that we own

                o Investing in small short term deeds of trust for income to operate the company

        > As these strategies are implemented over the next 2 to 4 years, we expect to be able to generate the liquidity necessary to fund the Shareholder Liquidity Program




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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                    Question



                Has the Board been effective in dealing
                with the market challenges?









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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

                                     Q & A
                                     Answer



        > All Board members have been shareholders for many years

                o Purchased their shares at $10

                o Own over 8% of the outstanding shares

                o No Board member has sold any of their shares

        > Made significant changes in operations and structure in order to minimize the impact from the credit and real estate market crises

        > Taken defensive measures to preserve value and viability of the portfolio.

        > While there has been a significant decrease in portfolio value during what is the most severe real estate downturn since the Depression, the Board has

                o Acted decisively

                o Assumed added operational responsibilities

                o Taken timely actions in the management of projects and
                  valuations.



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Annual Shareholder Meeting                                            BellaVista
February 25, 2009                                                      Capital

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                              END OF PRESENTATION